As filed with the U.S. Securities and Exchange Commission on September 9, 2025.

Registration No. 333-285158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARTFORD CREATIVE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7310

(Primary Standard Industrial Classification Code Number)

51-0675116

(I.R.S. Employer Identification Number)

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

Sheng-Yih Chang

8832 Glendon Way

Rosemead, California 91770

(626) 321-1915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 United States Telephone: (713) 651-2678	Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 T: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Hartford Creative Group, Inc. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-285158) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on February 2, 2010)
3.2*	First Amendment to articles of incorporation, as amended, of the Registrant
3.3*	Second Amendment to articles of incorporation, as amended, of the Registrant
3.4*	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on February 2, 2010)
3.5*	Amended and Restated articles of incorporation, as amended, of the Registrant
3.6*	Amended and Restated Bylaws of the Registrant
3.7*	Certificate of Change for Hartford Creative Group, Inc., effective as of March 31, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Periodic Report on Form 8-K filed on April 7, 2025).
4.1*	Description of Capital Stock
5.1	Opinion of Woodburn and Wedge
10.1*	Form of Indemnification Agreement
10.2*	Employment Agreement between the Registrant and Sheng-Yih Chang (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2025)
10.3*	ICFO Consulting Agreement, dated March 18, 2024, between the Registrant and Green-Keen Consulting LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
10.4 *	Employment Agreement between the Registrant and Lili Dai
14.1*	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries of the Registrant
23.1*	Consent of Simon & Edward, LLP
23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1*	Consent of Sheng-Yih Chang
99.2*	Consent of Yuan Lu
99.3*	Consent of Xin Dong
99.4*	Consent of Guo Jurong
99.5*	Consent of Shen Yiqian
107 *	Fee Table

* Previously filed.

** To be filed by amendment.

++ Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish an unredacted copy to the SEC upon its request.

# Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

(b)	Financial Statement Schedules: Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Date: September 9, 2025	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheng-Yih Chang, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934 this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sheng-Yih Chang	Chief Executive Officer, President, Dir.	September 9, 2025
Sheng-Yih Chang	(Principal Executive Officer)

/s/ Lili Dai	Chief Financial Officer	September 9, 2025
Lili Dai	(Principal Accounting Officer)

/s/ Yuan Lu	Director	September 9, 2025
Yuan Lu

/s/ Xin Dong	Director	September 9, 2025
Xin Dong

/s/ Jurong Guo	Director	September 9, 2025
Jurong Guo

/s/ Yiqian Shen	Director	September 9, 2025
Yiqian Shen

II-2